UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2025

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Nutanix, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed on December 10, 2024 that the Company expected to enter into an approximately $500 million revolving credit facility during the calendar quarter ending March 31, 2025. Consistent with that expectation, on February 12, 2025 (the “Effective Date”), the Company entered into a credit agreement (the “Credit Agreement”) by and among the Company, as borrower, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and L/C issuer, and the lenders from time to time party thereto (the “Lenders”).

The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $500.0 million, including a $25.0 million sublimit for the issuance of letters of credit. The Credit Agreement provides that the Company has the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans up to an unlimited amount, subject to certain customary conditions precedent and other requirements. The Lenders are not obligated to provide any such incremental loans or commitments. The proceeds of the loans under the Credit Agreement may be used for working capital and general corporate purposes. Letters of credit issued on behalf of the Company by the Lenders prior to the Effective Date are deemed issued under the Credit Agreement and will remain outstanding thereunder as of the Effective Date. As of the Effective Date, the Company had no outstanding revolving loans and approximately $2.9 million of outstanding letters of credit under the Credit Agreement.

Revolving loans under the Credit Agreement may be borrowed, repaid and reborrowed, without premium or penalty (subject to customary breakage costs), until their maturity date under the Credit Agreement (the “Maturity Date”), at which time all amounts borrowed must be repaid. Revolving loans under the Credit Agreement will mature on February 12, 2030, except that if the outstanding principal amount of any Springing Maturity Debt (as defined in the Credit Agreement) exceeds the greater of $354.0 million and 50% of Consolidated EBITDA (as defined in the Credit Agreement) on any date that is 91 days prior to the final scheduled maturity date of such Springing Maturity Debt and both (i) the Company’s Liquidity (as defined in the Credit Agreement) at such time is not greater than 125% of the aggregate outstanding principal amount of such Springing Maturity Debt and (ii) the Company’s Total Leverage Ratio (as defined in the Credit Agreement) exceeds 2.50 to 1.00 for the then most recently completed four fiscal quarters, then the Maturity Date will be the date that is 91 days prior to the earliest scheduled maturity date of such Springing Maturity Debt.

At the Company’s option, and subject to certain conditions, borrowings bear interest at a base rate, a term Secured Overnight Financing Rate (“SOFR”) rate or an alternative currency term rate, plus, in each case, an applicable margin based upon the Company’s Total Leverage Ratio. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at a term SOFR rate or an alternative currency term rate. The Company is required to pay to the Administrative Agent for the account of each Lender a commitment fee on a quarterly basis in an amount equal to 0.175% to 0.30% (depending on the Company’s Total Leverage Ratio) of unused availability under the revolving facility. The Company is also obligated to pay the Administrative Agent fees customary for revolving credit facilities of this size and type.

The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants. The negative covenants include restrictions on liens, investments, indebtedness, fundamental changes, restricted payments, transactions with affiliates, prepayments of subordinated debt and other matters, all subject to certain exceptions. In addition, the Credit Agreement contains a financial covenant that requires the Company to maintain a Total Leverage Ratio of less than or equal to 3.75:1.00, tested at the end of each fiscal quarter. The financial covenant is subject to a 0.50:1.00 step-up for four fiscal quarters following a Material Acquisition (as defined in the Credit Agreement).

The obligations under the Credit Agreement are required to be guaranteed by certain of the Company’s material domestic subsidiaries and are secured by substantially all of the assets of the Company and such subsidiary guarantors, subject to customary exceptions. There are no subsidiary guarantors under the Credit Agreement as of the Effective Date.

The Credit Agreement includes customary events of default that include, among other things: non-payment of principal, interest or fees; inaccuracy of representations and warranties; violation of certain covenants; cross default to certain other indebtedness; bankruptcy and insolvency events; material judgments, change of control; and certain material ERISA events, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate their commitments and accelerate the Company’s obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Notwithstanding the foregoing, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company or any material subsidiary. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

The Administrative Agent and the Lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 12, 2025, among Nutanix, Inc., as borrower, Bank of America, N.A., as administrative agent, collateral agent and L/C issuer, and the lenders party thereto*
104	Cover Page Interactive Data File (formatted as inline XBRL)

*The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: February 12, 2025	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer